Exhibit 10.1
EAGLE TEST SYSTEMS, INC.
2008 MANAGEMENT BONUS PLAN
1.       Purpose
          This Management Bonus Plan (the “Incentive Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Eagle Test Systems, Inc. (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below).
2.       Covered Executives
          From time to time, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may select certain key executives (the “Covered Executives”) to be eligible to receive bonuses hereunder.
3.       Administration
          The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.
4.       Bonus Determinations
          (a) A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance targets which are established by the Compensation Committee, in its sole discretion, and may relate to financial measures with respect to the Company, including operating income, or any of its subsidiaries, as well as departmental or individual performance goals (collectively, the “Performance Goals”).
          (b) No bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a determination with respect to the attainment of the Performance Goals. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Incentive Plan based upon such other terms and conditions as the Compensation Committee may in its sole discretion determine.
          (c) Each Covered Executive shall have a targeted bonus opportunity for each performance period, as determined in the sole discretion of the Compensation Committee.
          (d) The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive’s employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive’s termination of employment, retirement, death or disability.

5.       Timing of Measurement
          The Performance Goals will be measured at the end of each fiscal year after the preparation of the Company’s financial statements for such year is complete.
6.       Amendment and Termination
          The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion.

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